UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2010

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors.

On October 13, 2010, the Board of Directors of Occidental Petroleum Corporation (“Occidental” or the “Company”) increased the size of its Board from 13 to 14 directors in order to elect Mr. Howard I. Atkins, 59, Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company to the Board.  Mr. Atkins, who has been at Wells Fargo since 2001, is responsible for its financial management functions (including controllers, financial reporting, tax management, asset-liability management, treasury, corporate development, investor relations, mergers and acquisitions), its investment portfolios (including fixed income, venture capital and private equity investments) and its corporate properties functions.   Mr. Atkins is also a director of Ingram Micro Inc., where he serves on the Audit and Human Resources Committees.

The Board has determined that Mr. Atkins is independent under the New York Stock Exchange listing standards and Occidental’s Director Independence Standards. There is no arrangement or understanding between Mr. Atkins and any other persons pursuant to which Mr. Atkins was selected as a director, and there are no related party transactions involving Mr. Atkins that are reportable under Item 404(a) of Regulation S-K.  Pursuant to the Company’s compensation program for non-executive directors, Mr. Atkins received a pro rata grant of 3,334 shares of restricted stock to reflect this abbreviated term and will receive the same annual retainer and meeting fees paid to the other non-employee directors.  At this time, Mr. Atkins has not been appointed to any Board Committees.  The election of Mr. Atkins as a director is not part of the corporate governance arrangements described in Item 8.01 below.

Retirement of Directors.

John Chalsty and Irwin Maloney have expressed their intention not to stand for re-election as directors at the 2011 Annual Meeting of Stockholders.

A copy of the press release of Occidental with respect to the foregoing Board changes is attached as Exhibit 99.1 and is incorporated herein by reference.

Succession of Officers.

On October 14, 2010, the Board of Directors of Occidental announced that Dr. Ray R. Irani, Chairman and Chief Executive Officer of Occidental, will become full-time Executive Chairman, and that Stephen I. Chazen, the President and Chief Operating Officer of the Company, will become Chief Executive Officer, in each case effective at the May 2011 Annual Meeting of Stockholders.

A copy of the press release of Occidental with respect to the succession plan is attached as Exhibit 99.2 and is incorporated herein by reference.

Compensatory Arrangements of Certain Officers.

On October 13, 2010, the Executive Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Occidental approved a new executive long-term incentive compensation program.  The new program does not change other components of the annual compensation program (salary, bonus and other).  However, to reflect Mr Chazen’s recent appointment as Chief Operating Officer, his annual salary will increase effective November 1, 2010 to $1,000,000; and Dr. Irani’s annual salary will be restored effective November 1, 2010 to $1,300,000, which was his salary before taking a voluntary salary reduction that was effective January 1, 2009.

Pursuant to the new program, the Committee authorized grants of incentive awards under the Company’s 2005 Long-Term Incentive Plan to the executive officers named in the Company’s 2010 Proxy Statement and other employees.  The named executive officers received awards that are intended to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code.  The awards link the greatest portion of the executives’ potential compensation to the Company’s performance over specified future performance periods.  Each named officer received a Restricted Stock Incentive award and a Total Shareholder Return Incentive award.  The forms of award agreements are attached as Exhibits 10.1 and 10.2.  Under the new program, return on equity incentive awards will not be granted.  However, the return on equity awards granted in prior years will be reported, to the extent their respective performance targets are achieved, in the summary compensation table in future proxy statements.

The Restricted Stock Incentive award is a grant of shares of the Company’s common stock that will vest on October 12, 2013, but will be forfeitable, unless and until, the Company has reported cumulative Net Income of ten billion dollars ($10,000,000,000) on or after the vesting date.  The net income threshold must be reached by September 30, 2017, or the shares will be forfeited in their entirety.

The Total Shareholder Return Incentive award is denominated in performance shares, each of which is equal to one share of common stock.  The number of shares received at the end of the three-year performance period, which runs from October 13, 2010 through October 12, 2013, will depend on a peer company comparison of total shareholder return.  In addition to Occidental, the peer companies are: Anadarko Petroleum Corporation, Apache Corporation, Canadian Natural Resources Limited, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., ExxonMobil Corporation, Hess Corporation, Marathon Oil Corporation and Royal Dutch Shell plc.  Depending on the Company’s total stockholder return compared to the total stockholder returns of its peers, the grantee will receive a payout ranging from 0 percent to 100 percent of the maximum number of performance shares, as follows:

Total Shareholder Return Ranking	Payout as a % of Maximum

1st	100%
2nd	85%
3rd	70%
4th	60%
5th	50%
6th	40%
7th	30%
8th	20%
9th	10%
10th	0%
11th	0%
12th	0%

The award will be payable 50 percent in shares of the Company’s common stock and 50 percent in cash; provided, however, that if the Company’s total shareholder return does not exceed the total shareholder return of the S&P 500 Index for the same period, the Grantee’s right to receive shares and cash in excess of 50% of the performance shares will be forfeited.  To receive payout of 100% of the performance shares, Occidental would have to achieve the highest total shareholder return of the peer companies and out-perform the S&P 500 Index.  At the end of the performance period, dividend equivalents will be paid with respect to the performance shares earned (including any portion paid in cash) in an amount equal to the dividends declared per share of common stock during the performance period.

Payout for the Restricted Stock Incentive and Total Shareholder Return Incentive awards depends on the grantee remaining employed throughout the applicable service or performance period.  However, if the grantee dies, becomes disabled, retires or is terminated for the convenience of the Company during the performance or service period, then the grantee will forfeit the right to receive a pro rata portion of the payout based on the days remaining in the performance or service period after such event.  If the grantee is terminated for cause or terminates voluntarily, the award agreement will automatically terminate on the termination date and the grantee will forfeit the right to receive any payout under the award.  In the event of a Change in Control event (as defined in the Company’s 2005 Long-Term Incentive Plan), the Restricted Stock Incentive award will vest pro rata, the Total Shareholder Return Incentive award will vest pro rata calculated with respect to 50% of the performance shares and both awards will become non-forfeitable.

Named executive officers are required to retain beneficial ownership of 50% of the net after-tax shares received pursuant to the Restricted Stock Incentive and the Total Shareholder

Return Incentive awards for three years following the date such shares are vested and become non-forfeitable.

The Committee set incentive award values for each of the named executive officers who were employed by the Company on the grant date, Dr. Irani and Messrs. Chazen, de Brier and Albrecht, and apportioned the amount between the Total Shareholder Return Incentive award and the Restricted Stock Incentive award, as follows:

Named Executive Officer/Title	TSRI Award (Maximum No. of performance shares)	Restricted Stock (No. of shares)

Dr. Ray R. Irani, Chairman of the Board and Chief Executive Officer	237,277	59,320

Stephen I. Chazen, President and Chief Operating Officer	189,821	47,456

Donald P. de Brier, Executive Vice President, General Counsel and Secretary	75,929	18,983

William E. Albrecht, Vice President and President, Oxy Oil & Gas- U.S.	66,438	16,610

The new executive long-term incentive compensation program was developed with the advice of Pearl Meyer & Partners as well as input from Company stockholders and their representatives and as part of a settlement of certain derivative litigation.

A copy of the press release of Occidental with respect to the foregoing changes to its executive compensation is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 5.03. Amendments to Bylaws.

Effective October 13, 2010, the Board of Directors of Occidental amended the By-laws of the Corporation to replace the current plurality vote and director resignation provisions with majority vote and director resignation provisions that require acceptance of the resignation of a director who fails to get a majority vote by no later than October 31 of the year of the election.  The By-laws, as amended, are attached as Exhibit 3(ii).

Section 8 — Other Events

Item 8.01 Other Events.

On October 13, 2010, the Board of Directors of Occidental approved new governance provisions concerning among other things, succession planning, compensation and board representation and a time schedule for implementing them as set forth on Exhibits 99.4 and 99.5.   Exhibits 99.4 and 99.5 were the products of discussions between members of the Board of Directors and representatives of the California State Teachers Retirement System and Relational Investors LLC, both of whom are investors in Occidental, and among the parties to the shareholder action entitled, Resnik v. Abraham, et.al, respectively.  As described in Items 5.02 and 5.03, the Board of Directors has already taken steps to implement many of the provisions of such Exhibits.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

3.(ii)	By-laws of Occidental, as amended through October 13, 2010.

10.1	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, as amended through October 13, 2010.

10.2	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Restricted Stock Incentive Award Terms and Conditions.

10.3	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Total Shareholder Return Incentive Award Terms and Conditions (Equity-based, Equity and Cash-settled Award).

99.1	Press Release dated October 14, 2010.

99.2	Press Release dated October 14, 2010.

99.3	Press Release dated October 14, 2010.

99.4	Term Sheet, dated October 13, 2010, between Occidental Petroleum Corporation and the California State Teachers Retirement System and Relational Investors LLC.

99.5	Memorandum of Understanding, dated October 13, 2010, with respect to Resnik v. Abraham, et.al.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: October 14, 2010	/s/ Roy Pineci
Roy Pineci, Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

3.(ii)	By-laws of Occidental, as amended through October 13, 2010.

10.1	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, as amended through October 13, 2010.

10.2	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Restricted Stock Incentive Award Terms and Conditions.

10.3	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Total Shareholder Return Incentive Award Terms and Conditions (Equity-based, Equity and Cash-settled Award).

99.1	Press Release dated October 14, 2010.

99.2	Press Release dated October 14, 2010.

99.3	Press Release dated October 14, 2010.

99.4	Term Sheet, dated October 13, 2010, between Occidental Petroleum Corporation and the California State Teachers Retirement System and Relational Investors LLC.

99.5	Memorandum of Understanding, dated October 13, 2010, with respect to Resnik v. Abraham, et.al.